May 15, 2003

                                                              Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Multi-Tech International
Corp, a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), on the date hereof I, John J. Craciun III, Chairman of the Board, and President, of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Multi-Tech International Corp. and will be retained by Multi-Tech International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                            /s/ John J. Craciun III
                             -------------------------------------------
                                             John J. Craciun III
                                  Chairman of the Board and President